Exhibit 10.1

LOAN AGREEMENT
This Agreement made on March 2, 2015
This Agreement comes into force July 1, 2015

This Loan Agreement (the “Agreement”) is made between of the first part Addentax Group Corp., located at 70, Av Allal Ben Abdellah, Fes, Morocco 3000 (the “Company”) and of the second part Otmane Tajmouati, located at 70, Av Allal Ben Abdellah, Fes, Morocco 3000 (“Otmane”).

In respect that:

(1)	The Company requires funding in connection with business operations;

(2)	Otmane has agreed to loan $30,000 (the “Loan Amount”) to the Company, on certain terms and conditions contained herein;

Now therefore this agreement witnesses:

In consideration if the Company needs more than TEN THOUSAND (10,000) US DOLLARS from Otmane, this Agreement become useful. The parties hereto agree as follows:

Otmane hereby has agreed to loan the Loan Amount to the Company in the event of not raising sufficient amount of funds from the offering in accordance to the Form S-1 registration statement of the Company;

Otmane hereby agrees to loan the Loan Amount to the Company on demand of the Company;

The Company will conduct the repayments of all amount of Otmane’s loan accordingly to the sequence of loans;

Otmane will be repaid from revenues of the Company, when it starts earn significant revenues;

Advanced Loan funds are non-interest bearing, secured and payable upon demand;

Any additional funds that Otmane loans to the Company subsequent to this Agreement are subject to the same terms as this Agreement, unless otherwise agreed in writing.

In witness whereof:

The parties hereto have agreed to the terms above, and the Agreement becomes affective in the day and year first above written.

Date: March 2, 2015

Authorized Signature  /s/ Otmane Tajmouati / Otmane Tajmouati

Sole officer and director of Addentax Group Corp.